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                                    SHC CORP.
                             390 SOUTH EIGHTH STREET
                                    2ND FLOOR
                           WEST DUNDEE, ILLINOIS 60118
          -------------------------------------------------------------


June 17, 1999


Terrence Donati
c/o SHC Corp.
390 South Eighth Street
2nd Floor
West Dundee, IL 60118

Dear Mr. Donati:

         Reference is herein made to that certain Promissory Note dated June 18, 1998 made by Fleetmax Corp. ("Fleetmax") and Marvin Koenig (collectively, the "Maker") payable to the order of Sonoma Holding Corp. (together with its subsidiaries and affiliates, the "Company") in the original principal amount of $1,146,133 (the "Fleetmax Note"). This letter is intended to memorialize the agreement of the parties with respect to settlement of all obligations and liabilities related to the Fleetmax Note, which agreement is as follows:

         1. The parties acknowledge and agree that the amounts due the Company pursuant to the Fleetmax Note as of the date hereof are as set forth on EXHIBIT A and that no other amounts are due the Company under or in connection with the Fleetmax Note.

         2. In order to effect realization of the note receiveable carried on the books of the Company, upon execution of this letter agreement (this "Letter Agreement"), Terrence Donati ("Donati") will surrender to the Company on behalf of Maker 5,500,000 shares of the Company's common stock issued in Donati's name (the "Settlement Shares") in full satisfaction of the Fleetmax Note. In addition to the Settlement Shares, Donati will deliver to the Company corresponding stock powers, duly executed, with signatures medallion guaranteed, together with any additional instruments of assignment or conveyance necessary to transfer the Settlement Shares to the Company.

         3. Upon delivery to the Company of the Settlement Shares, the Company will cancel the Fleetmax Note in full, as well as any guarantees of any obligations related to the Fleetmax Note.

         4. Concurrently with the delivery of the Settlement Shares and the cancellation of the Fleetmax Note, the Company will issue to Donati a warrant to purchase 5,500,000 shares of common stock of the Company (the "Warrant"). The

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Warrant will be exercisable for a period of ten (10) years and shall contain an exercise price of $0.21 per share. In addition, the warrant will contain provisions which will grant to Donati the right to vote the 5,500,000 shares purchasable under the Warrant on all matters submitted to the Company's shareholders for a vote, regardless of whether the Warrant is exercised.

         5. Upon delivery of the Settlement Shares to the Company and upon cancellation of the Fleetmax Note and the delivery of the Warrant to Donati, the parties will execute and deliver to each of the others a full release of any and all claims relating to, arising from, or in any manner connected with the Fleetmax Note.

         6. The parties acknowledge and agree that the Warrant is being issued as an inducement to Donati to surrender the Settlement Shares and is not issued as compensation for Donati's services as on officer, director or employee of the Company and shall not be deemed compensatory in any manner whatsoever.

         Please indicate your agreement with the above terms by signing where indicated below.

                                                Sincerely,

                                                SHC Corp.

                                                /s/ Frank A. Contaldo
                                                ------------------------------
                                                Frank A. Contaldo
                                                Chief Executive Officer

Accepted and agreed to:

/s/ Terrence L. Donati
-------------------------------
Terrence L. Donati

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                                    EXHIBIT A

                           CALCULATION OF AMOUNTS DUE
                               UNDER FLEETMAX NOTE

                               AS OF JUNE 17, 1999



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---------------------------------------------------------------------------------

PRINCIPAL                                                           $1,146,133.00
---------------------------------------------------------------------------------
INTEREST:                                                              $91,690.64
                                                                       ----------
---------------------------------------------------------------------------------
                                    TOTAL:                          $1,237,823.60
---------------------------------------------------------------------------------

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